UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 15, 2011

CIFC CORP.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-32551	20-2008622
(Commission File Number)	(IRS Employer Identification No.)

250 Park Avenue, 5th Floor
New York, NY	10177
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code:

(212) 624-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)

On September 15, 2011, at the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”), the stockholders of CIFC Corp. (the “Company”) approved the CIFC Corp. 2011 Stock Option and Incentive Plan (the “Plan”). The Plan is a broad-based plan under which the Company may grant awards to full and part-time employees, officers, directors and other key persons and entities providing services to the Company and its subsidiaries. The Plan provides for incentive compensation in the form of (a) nonqualified stock options, (b) incentive stock options, (c) stock appreciation rights, (d) restricted or unrestricted stock awards, (e) restricted stock units, (f) cash-based awards, (g) performance share awards and (h) performance-based awards. Up to 2,531,929 shares of the Company’s common stock may be issued pursuant to awards under the Plan. The Plan is administered by the Company’s Board of Directors (the “Board”) or a committee performing the functions of the Company’s compensation committee, which may make such awards subject to the attainment of specified performance goals and/or other vesting criteria. The Board adopted the Plan on May 12, 2011, subject to shareholder approval at the 2011 Annual Meeting.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan attached as Appendix A to the Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 3, 2011 in connection with the 2011 Annual Meeting.

In addition, the Board had approved the following grants of nonqualified stock options to Peter Gleysteen, Chief Executive Officer, Carl A. Colletti, Chief Financial Officer, Robert A. Contreras, General Counsel and Secretary and Dan M. Hattori, Chief Operating Officer of CIFC Asset Management LLC, subject to stockholder approval of the Plan, which grants became effective on September 15, 2011 upon the stockholders’ approval of the Plan:

Name	Number of Shares Subject to Option	Exercise Price	Grant Date
Carl A. Colletti	80,000	$6.96	7/11/2011
Peter Gleysteen	800,000	$7.25	6/15/2011
Dan M. Hattori	100,000	$7.25	6/15/2011
Robert A. Contreras	60,000	$7.25	6/15/2011

The nonqualified stock options have a term of ten years and vest over four years, with 1/4 of the award vesting on the first anniversary of the grant date and 1/16 vesting quarterly thereafter.  Upon exercise, 50% of the shares acquired by the participant (net of shares used to satisfy tax withholding obligations and/or the exercise price) shall be subject to a holding period during which the participant may not transfer, sell or otherwise dispose of such shares, lasting until the earlier of (i) the fifth anniversary of the grant date or (ii) 6 months after the participant’s termination.  Notwithstanding the foregoing, if the Participant terminates his or her Service upon his or her death, disability, qualified retirement or in connection with a change in control, then the holding period shall expire upon such termination.

Each participant signed a Stock Option Award Certificate containing the terms and conditions of the grant of nonqualified stock options.  The foregoing description of the grants of nonqualified stock options under the Plan is qualified in its entirety by reference to the Form of Stock Option Award Certificate, attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Company’s 2011 Annual Meeting.

Election of Directors

	Shares Voted For	Shares Withheld
Frederick Arnold	14,963,070	97,351
Samuel P. Bartlett	14,505,688	554,733
Michael R. Eisenson	14,699,220	361,201
Jason Epstein	14,505,115	555,306
Peter Glysteen	14,702,584	357,837
Andrew Intrater	14,526,192	534,229
Paul F. Lipari	14,719,727	340,694
Robert B. Machinist	14,984,408	76,013
Tim R. Palmer	14,526,202	534,219
Frank C. Puleo	14,983,227	77,194
Jonathan W. Trutter	14,719,145	341,276

Approval of the CIFC Corp. 2011 Stock Option and Incentive Plan

Shares Voted For	14,889,909
Shares Voted Against	130,276
Absentions	40,234

Ratification of the appointment of Deloitte & Touche LLP as CIFC Corp.’s independent registered public accounting firm for the fiscal year ending December 31, 2011

Shares Voted For	19,667,625
Shares voted Against	54,273
Abstentions	11,428

Item 9.01.              Financial Statements and Exhibits

(d)           Exhibits

The following Exhibits are filed with this Current Report on Form 8-K:

10.1	CIFC Corp. 2011 Stock Option and Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement on Schedule 14A filed with the SEC on August 3, 2011)

10.2*	Form of Stock Option Award Certificate under the Plan

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC CORP.

Date: September 19, 2011	By:	/s/ Robert A. Contreras
		Name:	Robert A. Contreras
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit

The following Exhibits are filed with this Current Report on Form 8-K:

10.1	CIFC Corp. 2011 Stock Option and Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement on Schedule 14A filed with the SEC on August 3, 2011)

10.2*	Form of Stock Option Award Certificate under the Plan

*Filed herewith